                                                                    Exhibit 10.1

                     SPARKLING SPRING WATER HOLDINGS LIMITED
                                STOCK OPTION PLAN
                       (AMENDED AND RESTATED JUNE 6, 2002)


                                   ARTICLE 1
                                PURPOSE OF PLAN

1.1 The purpose of the Plan is to encourage directors, officers, key employees and other individuals designated by the Board to participate in the growth and development of the Company and its Subsidiaries by providing such persons with the opportunity, through share options, to acquire an increased proprietary interest in the Company.


                                   ARTICLE 2
                                 DEFINED TERMS

2.1 Where used herein, the following terms shall have the following meanings, respectively:

      (a) "AFFILIATE" means, with respect to any corporation, any other corporation which directly or indirectly controls or is controlled by or is under direct or indirect common control with such first mentioned corporation or any corporation which is directly or indirectly controlled by a corporation which controls the first mentioned corporation. For the purpose of this definition "control" or "controlled" means, with respect to any corporation, the ownership of such of the voting shares of such corporation as are sufficient to elect a majority of the board of directors;

      (b)   "BOARD" means the board of directors of the Company;

      (c) "BUSINESS DAY" means any day, other than a Saturday, Sunday or a federal or provincial statutory holiday, on which the Company is open for business in Canada;

      (d)   "CHANGE OF CONTROL" means:

            (i) any sale or reorganization, whether by amalgamation, arrangement or otherwise, whereby any third party other than John Krediet, Clairvest Group Inc., Egeria B.V., Janivo Holding B.V. or the management and directors of the Company becomes the beneficial owner of more than 85% of the Common Shares; or

            (ii) a transfer of all or substantially all of the assets of the Company or its Subsidiaries, taken as a whole, to any person or group other than an Affiliate of the Company; or


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                                      - 2 -


            (iii) where the Board, acting in good faith, otherwise determines there has been a Change of Control;

      (e) "COMMON SHARES" means Common Shares without nominal or par value in the capital stock of the Company, or, in the event of an adjustment contemplated by Article VIII hereof, such other shares or securities to which an Optionee may be entitled upon the exercise of an Option as a result of such adjustment;

      (f) "COMPANY" means Sparkling Spring Water Holdings Limited, and includes any successor company thereto;

      (g) "ELIGIBLE PERSON" means any officer, director or full-time employee of the Company or any of its Affiliates, or any individual who, as consultant, advisor or independent contractor, provides services to the Company or any of its Affiliates, so long as such individual (a) renders bona fide services that are not in connection with the offer and sale of the Company's securities in a capital-raising transaction and (b) does not directly or indirectly promote or maintain a market for the Company's securities;

      (h) "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended;

      (i) "MARKET PRICE" means, as of any date, the value of Common Shares determined as follows:

            (i) if the Common Shares are listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, the Market Price of a Common Share shall be the closing sales price for such Common Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

            (ii) if the Common Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Market Price of a Common Share shall be the mean between the high bid and low asked prices for the Common Shares on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

            (iii) in the absence of an established market for the Common Shares, the Market Price shall be the fair market value of Common Shares as determined by the Board acting reasonably and in good faith, taking into account prices for recent issues and transfers of Common Shares;

      (j) "OPTION" means an option to purchase Common Shares granted under the Plan;

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                                      - 3 -


      (k) "OPTION AGREEMENT" mean an option agreement between the Company and an Optionee in the form attached as Schedule "A", as amended by the Board from time to time, on terms and conditions not inconsistent with this Plan;

      (l) "OPTION PRICE" means the price per share at which Common Shares may be purchased under the Option, as the same may be adjusted from time to time in accordance with Article VIII hereof;

      (m) "OPTIONEE" means an Eligible Person to whom an Option has been granted;

      (n) "PLAN" means the Sparkling Spring Water Holdings Limited Stock Option Plan, as embodied herein, as the same may be amended or varied from time to time;

      (o) "SUBSIDIARY" means any company that is wholly-owned, directly or indirectly, by the Company.


                                   ARTICLE 3
                           ADMINISTRATION OF THE PLAN

3.1   The Plan shall be administered by the Board.

3.2 The Board shall have the power, where consistent with the general purpose and intent of the Plan and subject to the specific provisions of the Plan:

      (a) to establish policies and to adopt rules and regulations for carrying out the purposes, provisions and administration of the Plan;

      (b) to interpret and construe the Plan and to determine all questions arising out of the Plan and any Option granted pursuant to the Plan, and any such interpretation, construction or determination made by the Board shall be final, binding and conclusive for all purposes;

      (c) to determine to which Eligible Persons Options are granted and to grant Options;

      (d)   to determine the number of Common Shares covered by each Option;

      (e)   to determine the Option Price;

      (f) to determine the time or times when Options will be granted; to determine the time and other conditions when such Options shall vest in the Optionee; and to determine the time when such Options shall be exercisable;

      (g) to determine if the Common Shares that are subject to an Option will be subject to any restrictions upon the exercise of such Option, and

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      (h)   to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Common Shares to be issued upon exercise of an Option that number of Common Shares having a Market Price equal to the amount required to be withheld (but not more than the amount required to be withheld). The Market Price of the Common Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Common Shares withheld for this purpose shall be made in such form and under such conditions as the Board may deem necessary or advisable; and

      (i) to determine any and all terms and conditions in addition to (and not inconsistent with) those contained herein which are to be attached to any or all such Options and contained in the Option Agreement.

3.3 The Board may, subject to applicable law, delegate any of its powers hereunder to a committee of the Board.


                                   ARTICLE 4
                             SHARES SUBJECT TO PLAN

4.1 Options may be granted in respect of authorized and unissued Common Shares, provided that the aggregate number of Common Shares reserved for issuance under this Plan, subject to adjustment or increase of such number pursuant to the provisions of Article VIII hereof, together with any Common Shares reserved for issuance under any options for services or employee stock purchase or stock option plans or any other plans, shall not exceed 1,837,464 Common Shares, or such greater number of Common Shares as may be determined by the Board. Common Shares in respect of which Options are not exercised shall be available for subsequent Options under the Plan. No fractional Common Shares may be purchased or issued under the Plan.


                                   ARTICLE 5
                     ELIGIBILITY, GRANT AND TERMS OF OPTIONS

5.1 Options may be granted by the Board to Eligible Persons, from time to time.

5.2   Subject as herein and as otherwise specifically provided for in this
Article V, the number of Common Shares subject to each Option, the Option Price, the vesting date, the expiration date of each Option, the extent to which each Option is exercisable from time to time during the term of the Option and other terms and conditions relating to each such Option shall be determined by the Board and be contained in the Option Agreement.

5.3 The Option Price on Common Shares that are the subject of any Option shall in no circumstances be lower than the Market Price of the Common Shares at the date of the grant of the Option.

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                                      - 5 -


5.4 Subject to the determination of the Board, the term of an Option may not exceed 10 years from the date of the grant of the Option.

5.5 An Option is personal to the Optionee and is non-assignable and non-transferable by the Optionee and, except in the case of an Optionee's death or incapacity, shall be exercisable only by the Optionee.

5.6 The Company shall withhold from an Optionee's compensation or collect from an Optionee and remit to the applicable taxing authorities an amount in cash sufficient to satisfy all income tax withholding requirements under all applicable legislation in connection with the grant of Options or the exercise of Options, and the Company may refuse to honor an exercise and refuse to deliver Common Shares if such withholding amounts are not delivered at the time of exercise or on request by the Company.

5.7 Notwithstanding anything in the Plan to the contrary, the Board may grant Options under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities ("Acquired Entities") (or the parent of an Acquired Entity) and the new award is substituted, or the old award is assumed, by reason of a merger, amalgamation, consolidation, acquisition of property or shares, reorganization or liquidation (the "Acquisition Transaction"). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding share options granted by the Acquired Entity, said terms and conditions shall be deemed to be the action of the Board without any further action by the Board, except as may be required for compliance with the Exchange Act, and the persons holding such awards shall be deemed to be Optionees.


                                   ARTICLE 6
                  TERMINATION OF EMPLOYMENT/DEATH/TAKEOVER BID

6.1 Subject to paragraph 6.2 hereof, and subject also to any express resolution passed by the Board with respect to any particular Option, an Option which has vested, and all rights to purchase Common Shares pursuant thereto, shall expire on the earliest of the following:

      (a)   upon the death of an Optionee, on the 60th day following such death;

      (b) if the Optionee is an officer, director or full time employee of the Company or any Affiliate, on the 30th day following the date the Optionee ceases to be an officer, director or full time employee; and

      (c)   on the 10th day following a Change of Control;

unless the Optionee, prior to the deadlines referred to above, exercises his Option on the terms and conditions set out in this Plan, provided that if an Optionee fails to exercise its Option prior

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                                      - 6 -


to such deadlines, such Options, and all rights to purchase Common Shares pursuant thereto, shall terminate immediately upon the expiration of the above deadlines. For greater certainty, the date upon which an Optionee "ceases" to be an officer, director or full time employee shall be, in the case of an employee, their last full day of work, or in the case of an officer or director, the date upon which they resign or are removed from their position.

6.2 Notwithstanding anything else contained in this agreement, all Options shall be deemed to have vested on the date of a Change of Control. Options which have been deemed to have vested on the date of a Change of Control shall, for the purposes only of paragraph 6.1(c), be exercisable in accordance with the terms of this Plan, provided that in the event a Change of Control does not occur, such Options shall revert to and be subject to the vesting schedule originally imposed on such Options.

6.3 Options shall not be affected by any change of status of the Optionee or by the Optionee ceasing to be an officer or director where the Optionee continues to be employed on a full-time basis by, or continues to be an officer or director of, the Company or any Affiliate of the Company.


                                   ARTICLE 7
                               EXERCISE OF OPTIONS

7.1 Subject to the provisions of the Plan, an Option may be exercised from time to time by delivery to the Company at its registered office of a written notice of exercise in the form attached as Schedule "B" addressed to the Secretary of the Company specifying the number of Common Shares with respect to which the Option is being exercised and accompanied by payment in full of the Option Price of the Common Shares to be purchased in cash, by cheque or as otherwise determined by the Board. Certificates for such Common Shares shall be issued and delivered to the Optionee, (subject to the Option Agreement), within a reasonable time following the receipt of such notice and payment.

7.2 Notwithstanding any of the provisions contained in the Plan or in any Option, the Company's obligation to issue Common Shares to an Optionee pursuant to the exercise of an Option shall be subject to:

      (a) completion of such registration or other qualification of such Common Shares or obtaining approval of such governmental authority as the Company shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

      (b) the admission of such Common Shares to listing on any stock exchange on which the Common Shares may then be listed;

      (c) the receipt from the Optionee of such representations, agreements and undertakings, including as to future dealings in such Common Shares, as the


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                                      - 7 -


            Company or its counsel determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction; and

      (d) the execution by the Optionee of any other documents required by the Option Agreement, including, without restriction, a share transfer agreement and share pledge agreement.

In this connection the Company shall, to the extent necessary, take all reasonable steps to obtain such approvals, registrations and qualifications as may be necessary for the issuance of such Common Shares in compliance with applicable securities laws and for the listing of such Common Shares on any stock exchange on which the Common Shares are then listed.

7.3 In the event any of the following events occur prior to the vesting of an Option (if such Option is subject to a vesting);

      (a)   the Optionee dies; or

      (b) if the Optionee is an officer, director or full time employee of the Company, that Optionee ceases to be an officer, director or full time employee of the Company;

then the Option shall cease to be effective immediately upon the death or termination (which shall be deemed to be the last day worked and shall expressly not including any notice period after the last day worked by the Optionee), as the case may be, and the Optionee, or its person representatives, will have no further claim against the Company for compensation in respect of such Option.


                                   ARTICLE 8
                               CERTAIN ADJUSTMENTS

8.1 Appropriate adjustments in the number of Common Shares subject to the Plan, and as regards Options granted or to be granted, in the number of Common Shares optioned and in the Option Price, shall be made by the Board to give effect to adjustments in the number of Common Shares of the Company resulting from subdivisions, consolidations or reclassifications of the Common Shares of the Company or the payment of stock dividends by the Company (other than dividends in the ordinary course). Subject to the foregoing, and for greater certainty, the Company shall be entitled to issue further Common Shares to any person without triggering an adjustment to the Option, unless such Common Shares issued are specifically created by the enumerated items in this paragraph 8.1.

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                                      - 8 -


                                   ARTICLE 9
                       AMENDMENT OR DISCONTINUANCE OF PLAN

9.1 The Board may amend or discontinue the Plan at any time; provided, however, that no such amendment may, without the consent of the Optionee, materially alter or impair any Option previously granted to an Optionee under the Plan.


                                   ARTICLE 10
                                 MARKET STANDOFF

10.1 In the event of an underwritten public offering by the Company of its equity securities, including the Company's initial public offering, no person may sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose of or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any shares issued pursuant to an Option granted under the Plan without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for such period of time as may be requested by the Company or such underwriters; provided, however, that in no event shall such period exceed 180 days. The limitations of this Article 10 shall in all events terminate two years after the effective date of the Company's initial public offering.

10.2 In the event of any share split, subdivision of shares, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company's outstanding Common Shares effected as a class without the Company's receipt of consideration, any new, substituted or additional securities distributed with respect to the purchased shares shall be immediately subject to the provisions of this Article 10, to the same extent the purchased shares are at such time covered by such provisions.

10.3 In order to enforce the limitations of this Article 10, the Company may impose stop-transfer instructions with respect to the purchased shares until the end of the applicable standoff period.


                                   ARTICLE 11
                            MISCELLANEOUS PROVISIONS

11.1 The holder of an Option shall not have any rights as a shareholder of the Company with respect to any of the Common Shares covered by such Option until such holder shall have exercised such Option in accordance with the terms of the Plan (including tendering payment of the Option Price of the Common Shares in respect of which the Option is being exercised) and the Company shall issue such Common Shares to the Optionee in accordance with the terms of the Plan in those circumstances.

11.2 Nothing in the Plan or any Option shall confer upon any Optionee who is an employee of the Company, any right to continue in the employ of the Company or any Affiliate of the Company or affect in any way the right of the Company or any such Affiliate to terminate his

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                                      - 9 -


employment at any time; nor shall anything in the Plan or any Option be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Company or any such Affiliate to extend the employment of any Optionee beyond the time that he would normally be retired pursuant to the provisions of any present or future retirement plan of the Company or any Affiliate or any present or future retirement policy of the Company or any Affiliate, or beyond the time at which he would otherwise be retired pursuant to the provisions of any contract of employment with the Company or any Affiliate.

11.3  References herein to any gender include all genders.


                                   ARTICLE 12
                                 EFFECTIVE DATE

12.1 This Plan became effective upon establishment by the Board on August 31, 1998 and was approved by the shareholders of the Company on [________], 2002.

                                  SCHEDULE "A"

                     SPARKLING SPRING WATER HOLDINGS LIMITED
                           EMPLOYEE STOCK OPTION PLAN
                                OPTION AGREEMENT

Sparkling Spring Water Holdings Limited (the "Company"), hereby grants to the Optionee named below (the "Optionee"), an option (the "Option") to purchase, in accordance with and subject to the terms, conditions and restrictions of this Agreement together with the provisions of the Employee Stock Option Plan (the "Plan"), of the Company, the number of common shares of the Company (the "Shares") at the price per share set forth below:

      Name of Optionee:                                  _______________________________
      Date of Grant:                                     _______________________________
      Total Number of Shares Subject to Option:          _______________________________
      Exercise Price:                                    _______________________________
      Vesting Conditions (if none indicated, then
           Section 2(a) below applies):                  _______________________________
      Option Expiration Date:                            _______________________________

1. The terms and conditions of the Plan are hereby incorporated by reference as terms and conditions of this Agreement and all capitalized terms used herein shall, unless expressly defined in a different manner, have the meanings ascribed thereto in the Plan.

2.    (a)   Unless otherwise determined by the Board at the time of granting an
Option, each option shall vest and be exercisable in installments of one-third each on the first, second and third anniversaries of the date the Option is granted.

      (b) In no event shall the Option granted hereunder vest or be exercisable after the Option Expiration Date noted above.

      (c) No fractional Shares shall be issued on the exercise of the Option granted hereunder. If, as a result of any adjustment to the number of Shares issuable on the exercise of the Option granted hereunder pursuant to the Plan, the Optionee would be entitled to receive a fractional Share, the Optionee shall have the right to acquire only the adjusted number of full Shares and no Payment or other adjustment will be made with respect to the fractional Shares so disregarded.

3. Each notice relating to the Option, including the exercise thereof, shall be in writing. All notices to the Company shall be delivered personally or by prepaid registered mail and shall be addressed to: Sparkling Spring Water Holdings Limited, c/o Stewart McKelvey Stirling Scales, Purdy's Wharf Tower One, Suite 900, 1959 Upper Water Street, P.O. Box 997, Halifax, NS, B3J 2X2,
Attention: Secretary. All notices to the Optionee shall be addressed to the principal address of the Optionee on file with the Company. Either the Company or the Optionee may designate a different address by written notice to the other. Such notices shall be deemed to be received, if sent by fax or delivered personally, on the date the fax is sent or the date of delivery, and if sent by prepaid, registered mail, on the fifth (5th) business day following the date of mailing. Any notice given by either the Optionee or the Company shall not be binding on the recipient thereof until received as aforesaid.

4. When the issuance of Shares on the exercise of the Option may, in the opinion of the Company, conflict or be inconsistent with any applicable law or regulation of any governmental agency having jurisdiction, the Company reserves the right to refuse to issue such Shares for so long as such conflict or inconsistency remains outstanding.

5. Subject to the terms of the Plan, the Option granted pursuant to this Agreement may only be exercised during the lifetime of the Optionee by the Optionee personally and no assignment or transfer of the Option whether voluntary, involuntary, by operation of law or otherwise, shall vest any interest or right in such Option whatsoever in any assignee or transferee, and immediately upon any assignment or transfer or any attempt to make the same, the Option granted hereunder shall terminate and be of no further force or effect.

6. In consideration for the grant of the Option by the Company, the Optionee hereby covenants and agrees that:

      (a) any rule, regulation or determination, including the interpretation by the Board of the Plan, the Option granted hereunder and the exercise thereof, shall be final and conclusive for all purposes and binding on all persons including the Company and the Optionee;

      (b) the grant of the Option shall not affect in any way the right of the Company or any Affiliated Company to terminate the employment of the Optionee;

      (c) until the date on which the initial registration of the Common Shares under section 12(b) or 12(g) of the Exchange Act, first becomes effective, the Optionee shall execute and deliver a share transfer agreement in such form as approved by the Board from time to time prior to the issuance of Shares which agreement shall restrict the transfer of Shares acquired by the Optionee and provide for the Company's right to acquire Shares issued upon the exercise of Options in certain circumstances;

      (d) until the date on which the initial registration of the Common Shares under section 12(b) or 12(g) of the Exchange Act, first becomes effective, and if requested by the Board, the Optionee shall execute and deliver a share pledge agreement in such form as approved by the Board from time to time in favour of the lenders of the Company from time to time for the purpose of securing loans to the Company. The Optionee shall only be required to execute such share pledge in the event it is a covenant of the Company to provide such share pledge in connection with any loan or other agreement with any of its lenders from time to time; and

      (e) the Optionee shall not, from the date of acceptance of this Option Agreement and continuing for a period ending one year following the termination for any reason of the Optionee's employment with the Company or any Affiliate of the Company, either directly or indirectly, and whether through a company, partnership or as an employee or representative of any other person or otherwise, (i) approach or solicit any customer of the Company or of any Affiliate of the Company for the purpose of providing to that customer services or products which are similar to services or products offered by the Company or any Affiliate of the Company on the date of termination of the Optionee's employment with the Company or any Affiliate of the Company, or (ii) attempt to direct any customer or potential customer away from the Company or of any Affiliate of the Company, or (iii) establish, carry on, be engaged in, employed by or be concerned with, or interested in, any business offering services or products within any market served by the Company or any Affiliate of the Company which are similar to services or products offered by the Company or any Affiliate of the Company on the date of termination of the Optionee's employment with the Company or any Affiliate of the Company, or (iv) advise, lend money to, guaranty the debts or obligations of, or permit the Optionee's name to be used in connection with, any person or persons, firm, association, syndicate or corporation engaged in or concerned with or interested in any business offering services or products within any market served by the Company or any Affiliate of the Company which are similar to services or products offered by the Company or any Affiliate of the Company on the date of termination of the Optionee's employment with the Company or any Affiliate of the Company.

The Optionee agrees and acknowledges that the Company's obligation to issue Shares to an Optionee pursuant to the exercise of an Option shall be subject to the foregoing provisions and that the execution of the share transfer agreement and share pledge agreement shall be a condition precedent in favour of the Company to the issuance of such Shares.

7. This Agreement is subject in all respect to the terms and conditions set out in the Plan.

8. This Agreement has been made in and shall be construed under and in accordance with the laws of the Province of Nova Scotia and the laws of Canada applicable therein.

9. All reference to dollars shall be deemed to be to the lawful currency of the United States of America.




                                         SPARKLING SPRING WATER HOLDINGS LIMITED


                                         By:
                                              ----------------------------------

I have read the foregoing Agreement and hereby accept the Option to purchase Shares in accordance with and subject to the terms and conditions of such Agreement and the Plan. I understand that I may review the complete text of the Plan by contacting the Company. I agree to be bound by the terms and conditions of the Plan governing the award made hereby and by the terms and conditions of the Plan governing the award made hereby and by the actions of the Board in respect thereof.


------------------------------             -------------------------------------
Date Accepted                              Optionee's Signature


------------------------------
Optionee's Name
(Please Print)

                                  SCHEDULE "B"

                     SPARKLING SPRING WATER HOLDINGS LIMITED
                           EMPLOYEE STOCK OPTION PLAN
                                 EXERCISE NOTICE


      I, _________________________, of _______________ hereby exercise the option to purchase ______________________ common shares (the "Shares") of Sparkling Spring Water Holdings Limited (the "Company") at the purchase price of ____________ per Share.

This Exercise Notice is delivered in respect of the option to purchase ____________ Shares of the Company which was granted to me on ___________ pursuant to the Option Agreement entered into between the Company and me.

In connection with the foregoing, I enclose cash, a certified cheque, bank draft or money order payable to the Company in the amount of $________________ in full payment for the Shares to be received upon exercise of the Option.



--------------------                              ------------------------------
Date                                              Optionee's Signature